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                                                                     EXHIBIT 3.8



                  AMENDED AND RESTATED CERTIFICATE OF FORMATION
                                       OF
                       MACQUARIE INFRASTRUCTURE ASSETS LLC

                      a Delaware limited liability company

            This Amended and Restated Certificate of Formation of Macquarie Infrastructure Assets LLC (the "LLC") dated as of October 12, 2004, is being duly executed and filed by Peter Stokes, as an authorized person, in accordance with the provisions of 6 Del. C. Sections 18-208 and the provisions of the resolutions adopted by Unanimous Written Consent of the Board of Directors on October 12, 2004, for purposes of changing the LLC's name from Macquarie Infrastructure Assets LLC to Macquarie Infrastructure Company LLC, and otherwise restating the original Certificate of Formation of Macquarie Infrastructure Assets LLC, which was filed on April 13, 2004 with the Office of the Secretary of State of the State of Delaware (the "Certificate") to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

            The Certificate is hereby amended and restated in its entirety to read as follows:

            1. The name of the limited liability company is Macquarie Infrastructure Company LLC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. This Amended and Restated Certificate shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

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            IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Formation as of the date first above written.


                                        /s/ Peter Stokes
                                        ---------------------------------
                                        Name: Peter Stokes
                                        Authorized Person